EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form F-3 of our report dated February 28, 2007, relating to the financial statements of Nova Measuring Instruments Ltd. appearing in the annual report on Form 20-F of Nova Measuring Instruments Ltd. for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Brightman Almagor & Co.

Brightman Almagor & Co.
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
May 9, 2007